UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1 )

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Saul Centers, Inc.

(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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7501 Wisconsin Avenue, Suite 1500

Bethesda, Maryland 20814-6522

(301) 986-6200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 25, 2008

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of SAUL CENTERS, INC., a Maryland corporation (the “Company”), will be held at 11:00 a.m. local time, on April 25, 2008, at the Hyatt Regency Bethesda, One Bethesda Metro Center, Bethesda, MD (at the southwest corner of the Wisconsin Avenue and Old Georgetown Road intersection, adjacent to the Bethesda Metro Stop on the Metro Red Line), for the following purposes:

1.	To elect four directors to serve until the annual meeting of stockholders in 2011, or until their successors are duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008.

3.	To approve amendments to the Company’s 2004 Stock Plan.

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Common stockholders of record at the close of business on March 7, 2008 will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof. Holders of depositary shares representing interests in preferred stock are not entitled to receive notice of, and to vote at, the annual meeting.

Stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID RETURN ENVELOPE IS PROVIDED. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person. It is important that your shares be voted.

By Order of the Board of Directors

Scott V. Schneider
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

March 24, 2008

Bethesda, Maryland

7501 Wisconsin Avenue, Suite 1500

Bethesda, Maryland 20814-5522

(301) 986-6200

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

April 25, 2008

GENERAL

This Proxy Statement is furnished by the Board of Directors of Saul Centers, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on April 25, 2008, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of such meeting. All common stockholders of record at the close of business on March 7, 2008 will be entitled to vote.

Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted for the Proposal set forth in this Proxy Statement. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (i) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (ii) by presentation at the annual meeting of a subsequent proxy executed by the person executing the prior proxy, or (iii) by attendance at the annual meeting and voting in person.

Votes cast in person or by proxy at the annual meeting will be tabulated and a determination will be made as to whether or not a quorum is present. The Company will treat abstentions as shares that are present for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will be considered as present for purposes of determining the presence or absence of a quorum.

For Proposal 1, the four nominees for director who receive the most votes will be elected. If a stockholder indicates “withhold authority to vote” for a particular nominee on the stockholder’s proxy card, the stockholder’s vote will not count either for or against the nominee. Any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote for Proposal 1. For Proposal 2, the affirmative vote of a majority of the votes cast on the proposal is required to ratify the appointment of the Company’s independent registered public accounting firm. As a result, any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote for Proposal 2. For Proposal 3, the affirmative vote of a majority of the votes cast on the proposal is required to approve the amendments to the 2004 Stock Plan, provided that the total vote cast on the proposal represents a majority of the shares of Common Stock outstanding as of the record date. For Proposal 3, any shares not voted as a result of an abstention or a broker non-vote will effectively be treated as a vote against the proposal, unless holders of a majority of the shares of Common Stock outstanding as of the record date cast votes, in which event a broker non-vote will have no impact on the vote.

Solicitation of proxies will be primarily by mail. However, directors and officers of the Company also may solicit proxies by telephone or telegram or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokering houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. In addition, the Company has engaged Georgeson Shareholder to assist in the solicitation of proxies. The Company anticipates that it will incur total fees of $7,000 plus $5.00 per phone call plus out-of-pocket expenses. Neither the number of phone calls nor the out-of-pocket expenses can be estimated at this time. It is anticipated that this Proxy Statement and the enclosed proxy card first will be mailed to common stockholders on or about March 27, 2008.

As of the record date, March 7, 2008, 17,555,975 shares of common stock of the Company, $0.01 par value per share (“Common Stock”), were issued, outstanding and eligible to vote. Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. Holders of depositary shares representing interests in preferred stock are not entitled to receive notice of, and to vote at, the annual meeting. As of the record date, officers and directors of the Company had the power to vote approximately 37.8% of the issued and outstanding shares of Common Stock, excluding 8.2% of the outstanding Common Stock held by the B. F. Saul Company Employees’ Profit Sharing Retirement Trust, two of four trustees of which are officers and/or directors of the Company. The Company’s officers and directors have advised the Company that they intend to vote their shares of Common Stock in favor of the Proposals set forth in this Proxy Statement.

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

The Company will present the following proposals at the annual meeting. The Company has described in this proxy statement all the proposals that it expects will be made at the annual meeting. If a stockholder or the Company properly presents any other proposal to the meeting after March 7, 2008, the Company will, to the extent permitted by applicable law, use the stockholder’s proxies to vote shares on the proposal in the Company’s best judgment.

1.	Election of Directors

The Articles and the Amended and Restated Bylaws (“Bylaws”) of the Company provide that there shall be no fewer than three, nor more than 15 directors, as determined from time to time by the directors in office. The Board of Directors of the Company currently consists of 12 directors. The Board of Directors is divided into three classes with staggered three-year terms. The term of each class expires at the annual meeting of stockholders, which is expected to be held in April of each year. The directors elected at the annual meeting of stockholders in 2008 will serve until the annual meeting of stockholders in 2011 or until his replacement is elected and qualifies or until his earlier resignation or removal.

The nominees for election to the Board of Directors are:

B. Francis Saul II

John E. Chapoton

James W. Symington

John R. Whitmore

Each of the nominees is presently a member of the Board of Directors and has consented to serve as a director if re-elected. More detailed information about each of the nominees is available in the section of this proxy statement titled “The Board of Directors,” which begins on page 8. If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, may designate a substitute nominee or nominees. If a substitute is nominated, the Company will vote all valid proxies for the election of the substitute nominee or nominees. The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board. Proxies for the annual meeting may not be voted for more than four nominees.

The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, unanimously recommends that you vote FOR these directors.

2.	Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2008

The Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008. Services provided to the Company by Ernst & Young LLP in 2007 are described under “2007 and 2006 Independent Registered Public Accounting Firm Fee Summary” on page 23.

Stockholder ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008 is not required by the Articles, Bylaws or otherwise. However, the Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right at its discretion to select a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The Board of Directors, upon recommendation of the Audit Committee, unanimously recommends that you vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008.

3.	Approval of Amendments to 2004 Stock Plan

General. Our Board of Directors adopted amendments to the Company’s 2004 Stock Plan, which we refer to as the Plan, on March 6, 2008 subject to the approval of our stockholders. The Board of Directors is recommending the amendments to the Plan to our stockholders for approval.

The amendments to the Plan requiring stockholder approval are as follows:

•

Increasing the number of shares of Common Stock that are issuable under the Plan pursuant to stock options to 1,000,000 from 500,000 and the number of shares of Common Stock that may be issued under the Plan pursuant to stock awards to 200,000 from 100,000;

•	Reducing the maximum number of options which may be granted during a single calendar year to a participant to 100,000 shares from 500,000 shares; and

•	Extending the termination date of the Plan from 2014 to 2018.

Historical Information. The Plan was originally adopted by the Board of Directors on March 3, 2004 and approved by the Company’s stockholders on April 23, 2004. Since inception of the Plan, we have made equity awards under the Plan to our employees, directors and consultants, ranging from vice presidents to our Chairman and Chief Executive Officer. Through the date of this proxy statement, options to purchase a total of 491,250 shares of Common Stock (net of options forfeited) have been issued under the Plan to our employees, directors and consultants, of which options to purchase 455,675 shares of Common Stock are outstanding as of the date of this proxy statement. In addition, since the inception of the Plan, we have made awards of 64,945 shares of Common Stock to our directors as stock awards pursuant to the Plan.

The last reported sale price on the NYSE on March 7, 2008 for the Common Stock was $46.05 per share.

Reasons for Amending the Plan

The Compensation Committee considers the Plan an important element of compensation for our employees, directors and consultants and believes that the Plan aligns the personal interests of employees, directors and consultants to those of the Company’s stockholders. As of the date of this proxy statement, the Company has issued nearly all of the options and stock awards permitted by the Plan, with only 8,750 shares available under the Plan for options and 35,055 shares available for stock awards. Unless the Plan is amended to increase the number of shares that may be issued pursuant to options and stock awards, the Company will no longer be able to utilize the Plan to further its compensation goals. In addition to increasing the number of shares subject to the Plan, the amendments will extend the Plan’s termination date to 2018.

Summary of Plan

What is the Company’s 2004 Stock Plan?

The purpose of the Plan is to promote the growth and success of the Company by aligning the personal interests of employees, directors and consultants to those of the Company’s stockholders.

Section 162(m) of the Internal Revenue Code, which we refer to as the Code, limits a corporation’s tax deduction for compensation paid to executive officers unless the compensation qualifies as “performance-based compensation.” Qualification of options granted under the Plan depends upon obtaining approval of the Plan by the Company’s stockholders.

Additionally, Section 421 of the Code permits a corporation to grant “incentive stock options” to an employee of the corporation or an employee of a parent or subsidiary corporation. Incentive stock options are subject to favorable tax rules for the recipient-employee if certain conditions are met. Qualification of options granted under the Plan as incentive stock options depends upon obtaining approval of the Plan by the Company’s stockholders.

Set forth below is a summary of some of the material terms of the Plan as amended. For a more complete description of such terms, however, you should read a copy of the Plan and the amendments thereto, a copy of which is attached hereto as Annex A.

Who administers the Plan?

The Compensation Committee of the Board of Directors is responsible for administering the Plan and taking all action authorized by the Plan or reasonably necessary to carry out its purposes. The Compensation Committee has sole authority to select employees, directors and consultants to whom awards are granted, to determine the size and type of award and to determine the terms and conditions of such awards in a manner consistent with the Plan. The Compensation Committee is authorized to interpret the Plan and its decisions, determinations and interpretations are final and binding.

Who is eligible to receive an award under the Plan?

Under the Plan, all directors, consultants, and employees of the Company or an “affiliate” are eligible to receive option awards under the Plan. We estimate that there are currently approximately twelve directors and approximately twelve employees potentially eligible to receive option awards under the Plan. An affiliate is (i) any “subsidiary corporation” or “parent corporation” of the Company, or (ii) an entity in which the Company or any of its affiliates have a material equity interest. The employees, consultants and directors of an entity that becomes an affiliate after the adoption of the Plan are eligible to receive awards under the Plan. A subsidiary corporation is any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last in the chain) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain. A parent corporation is any corporation (other than the Company) in an unbroken chain of corporations ending with the Company that owns at least fifty percent (50%) of the total combined voting power of classes of stock in one of the other corporations in the chain. Additionally, directors of the Company are eligible to receive stock awards under the Plan.

How many shares of Common Stock are available under the Plan?

The maximum number of shares of Common Stock that may be issued under the Plan as amended pursuant to awards of stock options will be 1,000,000 shares. No individual may receive awards of stock options representing more than 100,000 shares of Common Stock in any one calendar year. The maximum number of shares of Common Stock that may be issued under the Plan to directors of the Company pursuant to stock awards will be 200,000 shares. The number of shares available and the calendar year award limit are subject to adjustment without stockholder approval in the event of a change in corporate capitalization, such as a reorganization, reclassification, stock split, stock dividend, or merger. If a stock award terminates or an option terminates, expires or becomes unexercisable prior to exercise, the shares subject to such option or stock award are available respectively under the first and third sentences of this paragraph for future awards under the Plan. In addition, shares issued under an option or stock award that are withheld or surrendered to pay withholding taxes or in full or partial payment of the exercise price of an option are added to the aggregate shares of Common Stock available for issuance under the Plan, provided that in no event will more than 1,000,000 shares be issued upon exercise of incentive stock options.

What type of awards can be made under the Plan?

Awards under the Plan consist of options to purchase Common Stock. Additionally, directors of the Company may receive stock awards under the Plan. The recipient of an award is referred to as a “participant.”

What are the terms of the awards under the Plan?

Stock Awards. Stock awards consist of either a grant of shares of Common Stock or shares of phantom stock. Each share of phantom stock is equivalent in value to a share of Common Stock. The Compensation Committee has absolute discretion to determine the terms and conditions of stock awards. The Compensation Committee has also established a deferred compensation program under which fees payable by the Company to directors may be deferred in the form of a stock award under the Plan.

Options. The terms and conditions of each option award, including the exercise price, are established at the time of the award. The options that may be granted under the Plan may either be “incentive stock options” intended to qualify under Section 422 of the Code or non-qualified stock options. Incentive stock options may only be granted to an employee of the Company or an employee of a subsidiary or parent corporation. Options granted under the Plan will have an exercise price of not less than the fair market value on the date of grant, except that in the case of an incentive stock option granted to a participant who is deemed to be a ten percent (10%) owner of the Company (or a ten percent (10%) owner of a subsidiary or parent corporation), the exercise price of such option cannot be less than 110% of the common stock’s fair market value on the date of grant. No participant may be granted incentive stock options that are exercisable for the first time in any calendar year for common stock having a total fair market value (determined as of the option grant) in excess of $100,000. Without approval of the stockholders of the Company, the Compensation Committee may not cancel an outstanding option with an option price above the then fair market value of shares covered by the option and issue replacement options. This limitation, however, does not prevent adjustments resulting from stock dividends, stock splits, reclassifications of stock or similar events. Options granted under the Plan may not expire any later than ten (10) years after the date of grant, provided that an incentive stock option granted to a participant who is deemed to be a ten percent (10%) owner of the Company (or a ten percent (10%) owner of a subsidiary or parent corporation) may not expire any later than five (5) years after the date of grant.

Options vest as determined by the Compensation Committee. Options are only exercisable to the extent vested. If a participant ceases continuous service as an employee, director or consultant while holding an exercisable option, other than by reason of death or disability or a termination for cause, the option will generally terminate if not exercised within the ninety (90) day period following such termination (or if earlier, the expiration date of the option under the terms of the option agreement). The right to exercise an option will expire immediately upon termination if the termination is for cause (as defined under the Plan or in an applicable employment or services agreement). Upon death or disability, the option exercise period is extended to the earlier of (i) one year from the participant’s termination of service or (ii) the expiration date under the terms of the stock option agreement. The Plan permits the Compensation Committee to provide for alternative option exercise periods in an eligible person’s option agreement.

Except as determined by the Compensation Committee and set forth in an option agreement, accelerated vesting automatically occurs in the case of a “change in control” of the Company. Subject to certain exceptions, a change in control occurs when (i) a person acquires beneficial ownership of 20% or more of the outstanding Common Stock or the combined voting power of then outstanding voting securities, (ii) a change in the composition of the Board compared to its composition as of the date of the adoption of the Plan, (iii) approval by the stockholders of the Company of a merger, reorganization or sale of, or other disposition of all or substantially all the assets of, the Company; or (iv) the approval of the stockholders of the Company of a complete dissolution or liquidation of the Company.

Unless provision is made for the continuation of the Plan or the assumption or substitution of options outstanding under the Plan, if the Company is merged or consolidated and the Company is not the surviving corporation, or if the Company is liquidated or sells substantially all of its assets to another corporation (a “corporate event”), all outstanding options under the Plan are automatically canceled as of the date of the corporate event, subject, however, to the condition that thirty days prior to the corporate event all outstanding options are immediately vested and participants are provided a thirty day period in which to exercise such options. If the exercise of options during the before-described thirty day exercise period would result in a violation of federal securities laws, each participant is to be paid a cash amount equal to the difference between the fair market value of the common stock underlying the option and the exercise price. The Compensation Committee has discretion to cancel an option if the foregoing acceleration of vesting (or the cash payment in settlement of the option) would result in an excess parachute payment for purposes of the Code.

Full payment for shares purchased upon exercise of any option, along with payment of any required tax withholding, must be made at the time of such exercise. In the discretion of the Compensation Committee, payment may be made (i) in cash, (ii) through the surrender of previously-acquired shares or through withholding by the Company of shares otherwise issuable upon exercise of the option upon attestation of ownership of previously-acquired shares, or (iii) through a broker-assisted sale of shares issuable upon exercise of the option. A participant may satisfy his or her tax withholding obligations by (i) cash payment, (ii) surrendering shares previously acquired by the participant, (iii) by having the Company withhold shares of Common Stock otherwise deliverable under the Plan, or (iv) by having funds withheld from payments of wages, salary or other cash compensation due the participant. The Compensation Committee is authorized to establish a default form of payment for tax withholding purposes.

No participant shall have any rights as a stockholder with respect to shares subject to an option until the participant exercises the option and the certificate for the shares has been issued by the Company.

Have employees received awards under the Plan?

Since inception of the Plan, the Compensation Committee has made grants of options to purchase 491,250 shares of Common Stock to our employees, directors and consultants (net of options forfeited) and 64,945 shares of Common Stock pursuant to stock awards to our directors. Set forth below are amounts of options granted under the 2004 Stock Plan to:

Name	Number of Options
B. Francis Saul II, Chairman and Chief Executive Officer, Director Nominee	10,000
B. Francis Saul III, President	130,000
Christopher H. Netter, Senior Vice President – Leasing	45,000
Scott V. Schneider, Senior Vice President - Chief Financial Officer	45,000
John F. Collich, Senior Vice President - Retail Development	45,000
Charles W. Sherren Jr., Senior Vice President - Management	30,000
All other current executive officers as a group	53,750
All current directors who are not executive officers nor a Director Nominee, as a group	70,000
John E. Chapoton, Director Nominee	10,000
James W. Symington, Director Nominee	10,000
John R. Whitmore, Director Nominee	10,000
All employees, including all current officers who are not executive officers, as a group	32,500

All future awards under the Plan will be discretionary and therefore are not determinable at this time.

Under what circumstances will the Plan terminate?

The Plan shall automatically terminate ten years after the date the Plan as amended is adopted by the Board. Prior to such time, the Board may terminate the Plan at any time and for any reason or for no reason, except that such termination may not impair any right of a holder of an outstanding award.

Who can amend the plan?

The Board can amend the Plan, provided, however, that stockholder approval is required in the case of (i) an amendment that increases the aggregate number of shares of Common Stock which may be issued under the Plan, (ii) a change in the class of employees eligible to receive incentive stock options, and (iii) to the extent stockholder approval is required for any amendment by the terms of any applicable law, regulation or rule, including without limitation, the NYSE.

Are the rights awarded under the Plan transferable?

Awards granted under the Plan are generally not transferable, except by will or the laws of descent and distribution. The Compensation Committee in its discretion may authorize the assignment or transfer of nonqualified stock options and stock awards.

Federal Income Tax Consequences

The tax consequences of options granted under the Plan depend upon the type of option granted and, if the option is to an executive officer, whether the option qualifies as performance-based compensation under Section 162(m) of the Code.

Non-Qualified Stock Options. The recipient of non-qualified stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of non-qualified stock options when the stock options are exercised. The difference between the exercise price of the option and the fair market value of the stock purchased on the exercise date is taxed as ordinary income. Thereafter, the tax basis for the acquired stock is equal to the amount paid for the stock plus the amount of income recognized by the recipient upon exercise. The Company will take a tax deduction equal to the amount of income realized by the option recipient on the exercise date.

Incentive Stock Options. Federal regular income taxes are generally not imposed upon either the grant or the exercise of incentive stock options; taxes are imposed only when the shares of stock from exercised options are disposed of, by sale or otherwise. The amount by which the fair market value of the stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the stock until more than one year after the receipt of the stock and two years after the option was granted, then, upon sale or disposition of the stock, the difference between the exercise price and the market value of the stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the stock for the minimum required time, at the time of the sale or disposition of the stock, taxes will be assessed on the gain as ordinary income. The Company will not receive a tax deduction for incentive stock options which are taxed to a recipient as capital gains; however, the Company will receive a tax deduction if the sale of the stock does not qualify for capital gains tax treatment.

Section 162(m). Section 162(m) of the Code would render non-deductible to the Company certain compensation in excess of $1,000,000 in any year to certain executive officers of the Company unless such excess compensation is “performance-based” (as defined in the Code) or is otherwise exempt from Section 162(m) of the Code. Options granted under the plan are designed to qualify as performance-based compensation.

Stock awards granted to directors generally result in taxable income equal to the fair market value of the stock when it is delivered by the Company. The Company will take a tax deduction equal to the amount of income realized.

The Board of Directors unanimously recommends that you vote FOR the adoption of the amendments to the 2004 Stock Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2007 regarding equity compensation plans approved by the stockholders and equity compensation plans that were not approved by the stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	586,753	(2)	$36.15	16,250	(3)

Equity compensation plans not approved by security holders (2)	—	(4)	—	—

Total	586,753		$36.15	16,250

(1)	Consists entirely of common shares authorized for issuance under the Company’s 1993 Stock Option Plan and the Company’s 2004 Stock Plan, both of which were approved by stockholders.
(2)	Excludes 55,345 shares of Common Stock awarded upon the deferral of directors’ compensation fees under the Company’s 2004 Deferred Compensation Plan for Directors and 9,600 shares granted to directors (200 shares per director, annually, for the period 2004-2007). Such shares were awarded at the market value of the Common Stock on the day the deferred director’s fees were earned or shares were granted.
(3)	Includes 8,750 shares that may be issued as stock awards to our directors under the 2004 Stock Plan.
(4)	170,000 shares of Common Stock were awarded upon deferral of directors’ compensation fees under the Company’s prior Deferred Compensation and Stock Plan for Directors. Such shares were issued at the market value of the Common Stock on the day the deferred director’s fees were earned.

THE BOARD OF DIRECTORS

The following table and biographical descriptions set forth the name, age and principal occupations during the past five years for each nominee and director, current directorships held and the positions they currently hold with the Company. The information is as of March 7, 2008 unless otherwise indicated.

Name	Age	Principal Occupation and Current Directorships
Class Three Directors–Term Ends at 2011 Annual Meeting (if elected)

B. Francis Saul II	75	Chairman, Chief Executive Officer and Director since June 1993. Chairman of the Board of Directors of the B. F. Saul Company since 1969. Chairman of the Board of Trustees of the B. F. Saul Real Estate Investment Trust* since 1969 and a Trustee since 1964. Chairman of the Board and Chief Executive Officer of Chevy Chase Bank, F.S.B.* since 1969. Member of National Gallery of Art Trustees Council. Trustee of the National Geographic Society, Trustee of the Johns Hopkins Medicine Board and an Honorary Trustee of the Brookings Institution.

John E. Chapoton	71	Director since October 2002. Partner, Brown Investment Advisory since 2001. Partner in the law firm of Vinson & Elkins L.L.P. from 1984 to 2000. Director of Stancorp Financial Group*.

James W. Symington	80	Director since June 1993. Of Counsel in the law firm of O’Connor & Hannan since 1986. Member of Congress from 1969 to 1977. U.S. Chief of Protocol from 1966 to 1968. Chairman Emeritus of National Rehabilitation Hospital.

John R. Whitmore	74	Director since June 1993. Financial Consultant. Senior Advisor to the Bessemer Group, Inc. from 1999 to 2002. Formerly President and Chief Executive Officer of the Bessemer Group and its Bessemer Trust Company subsidiaries (a financial management and banking group) and director of Bessemer Securities Corporation from 1975 to 1998. Director of Old Westbury Funds, Inc.*, the B. F. Saul Company, Chevy Chase Bank, F.S.B.* and Chevy Chase Property Company. Trustee of the B. F. Saul Real Estate Investment Trust*. Chairman of the Board of Directors of ASB Capital Management, Inc. and Chevy Chase Trust Company.

Class One Directors–Term Ends at 2009 Annual Meeting

Philip D. Caraci	69	Vice Chairman since March 2003, Director since June 1993. President from 1993 to March 2003. Senior Vice President and Secretary of the B. F. Saul Real Estate Investment Trust from 1987 to 2003. Executive Vice President of the B. F. Saul Company from 1987 to 2003, with which he had been associated since 1972. President of B. F. Saul Property Company from 1986 to 2003. Trustee of the B. F. Saul Real Estate Investment Trust*.

Gilbert M. Grosvenor	76	Director since June 1993. President (1980 through 1996) and Chairman of the Board of Trustees since 1987 of the National Geographic Society, with which he has been associated since 1954. Director of Chevy Chase Bank, F.S.B.*, and a Trustee of the B. F. Saul Real Estate Investment Trust*.

Philip C. Jackson, Jr.	79	Director since June 1993. Adjunct Professor Emeritus at Birmingham-Southern College from 1989 to 1999. Member of the Thrift Depositors’ Protection Oversight Board from 1990 until 1993. Vice Chairman and a Director of Central Bancshares of the South (Compass Bancshares, Inc.) from 1980 to 1989. Member of the Board of Governors of the Federal Reserve System from 1975 to 1978.

David B. Kay	51	Director since October 2002. Chief Financial Officer for Municipal Mortgage & Equity, LLC, (MMA) a publicly traded real estate investment company specializing in arranging debt and equity financing for real estate and clean energy projects. Managing Director of Navigant Consulting, Inc. from September 2005 to November 2007. Chief Financial Officer of J.E. Robert Companies from 2002 to 2005. Partner with Arthur Andersen LLP from 1990 to 2002. Director of Chevy Chase Bank, F.S.B.* and Union Street Acquisition Corporation.*

Class Two Directors–Term Ends at 2010 Annual Meeting

General Paul X. Kelley	79	Director since June 1993. Partner, J. F. Lehman & Company since 1998. Chairman of American Battle Monuments Commission from 2001 to 2005. Commandant of the Marine Corps and member of the Joint Chiefs of Staff from 1983 to 1987. Director of OAO Technology Solutions, Inc. and London Life Reinsurance Company.

Charles R. Longsworth	78	Director since June 1993. Chairman Emeritus of Colonial Williamsburg Foundation. President and Trustee of Colonial Williamsburg Foundation from 1977 through 1994. President Emeritus, Hampshire College. Chairman Emeritus, Trustees of Amherst College.

Patrick F. Noonan	65	Director since June 1993. Chairman Emeritus of The Conservation Fund. Chairman of The Conservation Fund from 1985 through 2003. Trustee of the National Geographic Society and Vice-Chairman of the National Geographic Education Foundation. Member of the Board of Advisors of Duke University School of the Environment. Member of the President’s Commission on White House Fellows.

B. Francis Saul III	46	President and Director since June 1997. Vice Chairman of the Company from 1997 to 2003. President of the B. F. Saul Company. President of the B. F. Saul Property Company. Senior Vice President and a Trustee of the B. F. Saul Real Estate Investment Trust*. Vice Chairman of Chevy Chase Bank, F.S.B.*, Emeritus Chairman of the Boys & Girls Clubs of Greater Washington. Director of The Conservation Fund and the Economic Club of Washington, DC.

*	Directorship in a publicly held company (i.e., a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act) or a company registered as an investment company under the Investment Company Act of 1940.

CORPORATE GOVERNANCE

Board of Directors

General. The Company is currently managed by a 12-member Board of Directors. The Board has adopted a set of corporate governance guidelines, which, along with the written charters for the Board committees described below, provide the framework for the Board’s governance of the Company. The corporate governance guidelines are available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it.

Independence and Composition. The Articles and the New York Stock Exchange (“NYSE”) listing standards each require that a majority of the Board of Directors be “independent directors,” as defined in the Articles and the NYSE listing standards.

The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that Messrs. Chapoton, Grosvenor, Jackson, Kay, Kelley, Longsworth, Noonan and Symington, representing a majority of the Board of Directors, are “independent directors” as defined in the NYSE listing standards and the Articles. The Board made its determination based on information furnished by all directors regarding their relationships with the Company and research conducted by management. In addition, the Board consulted with the Company’s counsel to ensure that the Board’s determination would be consistent with all relevant securities laws and regulations as well as the NYSE listing standards.

Meetings and Attendance. The Board of Directors met five times in the year ended December 31, 2007. All of the directors currently serving on the Board of Directors, including the nominees, attended at least 75% of the aggregate total number of meetings of (i) the Board of Directors and (ii) the committees of the Board of Directors that he was eligible to attend. The corporate governance guidelines provide that it is the responsibility of individual directors to make themselves available to attend scheduled and special Board meetings on a consistent basis. All twelve of the directors were in attendance for the 2007 annual meeting of stockholders.

In addition, non-management members of the Board of Directors met in executive session two times in the year ended December 31, 2007. Pursuant to our corporate governance guidelines, if the Chairman of the Board is not an officer of the Company, the Chairman of the Board presides at all executive sessions of the Board of Directors, except for executive sessions to discuss the compensation of the Company’s chief executive officer, which are chaired by the chairman of the Compensation Committee. If the Chairman is an officer of the Company, all executive sessions of the Board should be chaired by the chairman of the Nominating and Corporate Governance Committee. In 2007, Mr. Grosvenor, as Chairman of the Nominating and Corporate Governance Committee, presided over both executive sessions.

Interested Party Communications. The Board of Directors has adopted a process whereby interested parties can send communications directly to the directors. Any interested party wishing to communicate directly with the presiding director or with the non-management directors as a group, or with one or more directors may do so in writing, by addressing their communication to the director or directors, c/o Saul Centers, Inc., 7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522. All correspondence will be reviewed by the Company and forwarded to the director or directors.

Audit Committee

General. The Board of Directors has established an Audit Committee, which is governed by a written charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of the independent registered public accounting firm,

•	reviews with the independent registered public accounting firm the plans and results of the audit engagement,

•	pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm,

•	reviews the independence of the independent registered public accounting firm,

•	reviews the adequacy of the Company’s internal control over financial reporting, and

•	reviews accounting, auditing and financial reporting matters with the Company’s independent registered public accounting firm and management.

Independence and Composition. The composition of the Audit Committee is subject to the independence and other requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated by the SEC thereunder, which is referred to as the Exchange Act, and the NYSE listing standards. In 2007, Messrs. Kelley, Kay, Longsworth, Noonan and Symington, were, and they currently are, the members of the Audit Committee, with General Kelley serving as chairman.

The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that all current members of the Audit Committee meet the audit committee composition requirements of the Exchange Act and the NYSE listing standards and that Mr. Kay is an “audit committee financial expert” as that term is defined in the Exchange Act.

Meetings. The Audit Committee met eleven times in the year ended December 31, 2007.

Nominating and Corporate Governance Committee

General. The Board of Directors has established a Nominating and Corporate Governance Committee, which is governed by a written charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. As provided in the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee:

•

identifies and recommends to the Board of Directors individuals to stand for election and reelection to the Board at the annual meeting of stockholders and to fill vacancies that may arise from time to time,

•

develops and makes recommendations to the Board for the creation and ongoing review and revision of a set of effective corporate governance guidelines that promote the competent and ethical operation of the Company and any policies governing ethical business conduct of the Company’s employees or directors, and

•	makes recommendations to the Board of Directors as to the structure and membership of committees of the Board of Directors.

Selection of Director Nominees. The corporate governance guidelines provide that the Nominating and Corporate Governance Committee endeavor to identify individuals to serve on the Board who have expertise that is useful to the Company and complementary to the background, skills and experience of other Board members. The Nominating and Corporate Governance Committee’s assessment of the composition of the Board includes: (a) skills – knowledge of corporate governance, business and management experience and background, real estate experience and background, accounting experience and background, finance experience and background, and an understanding of regulation and public policy matters, (b) characteristics – ethical and moral standards, leadership abilities, sound business judgment, independence and innovative thought, and (c) composition – diversity, age and public company experience. The principal qualification for a director is the ability to act in the best interests of the Company and its stockholders.

The Nominating and Corporate Governance Committee also considers director nominees recommended by stockholders. In accordance with the Company’s Bylaws, and the Exchange Act, any proposal from stockholders regarding possible director candidates to be elected at a future annual meeting or proposals for any other matters must be received by the Company at 7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522, Attn: Secretary not less than 60 nor more than 90 calendar days before the first anniversary of the Company’s previous year’s annual meeting, provided, that in the event that the date of the upcoming annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date, to be timely delivered, the proposal must be received not earlier than the 90th day prior to the upcoming annual meeting and not later than the close of business on the later of the 60th day prior to the upcoming annual meeting or the 10th day following the day on which public announcement of the date of the upcoming annual meeting is first made. The deadline for submissions of proposals for the 2009 annual meeting can be found under the section captioned “Proposals for Next Annual Meeting.”

Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act. In addition, any proposals must include the following:

•	the name and address of the stockholder submitting the proposal, as it appears on the Company’s stock transfer records, and of the beneficial owner thereof,

•	the number of each class of the Company’s stock which is owned beneficially and of record by the stockholder and the beneficial owner,

•	the date or dates upon which the stockholder acquired the stock,

•	the reasons for submitting the proposal and a description of any material interest the stockholder or beneficial owner has in submitting the proposal, and

•

all information relating to the director nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a director nominee and to serving as a director if elected).

The Chairman of the Annual Meeting shall have the power to declare that any proposal not meeting these requirements is defective and shall be discarded.

The Nominating and Corporate Governance Committee evaluates director candidates recommended by stockholders in the same manner that it evaluates director candidates recommended by the directors or management.

Independence and Composition. The NYSE listing standards require that the Nominating and Corporate Governance Committee consist solely of independent directors. In 2007, Messrs. Grosvenor and Jackson were, and they currently are, the members of the Nominating and Corporate Governance Committee with Mr. Grosvenor serving as chairman.

The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that all current members of the Nominating and Corporate Committee are “independent directors,” as defined in the NYSE listing standards.

Meetings. The Nominating and Corporate Governance Committee met once in the year ended December 31, 2007.

Compensation Committee

General. The Board of Directors has established a Compensation Committee, which is governed by a written charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it.

Processes and Procedures for Executive and Director Compensation Determinations.

•	Role of Compensation Committee. The Compensation Committee is responsible for:

•	approving and evaluating the compensation plans, policies and programs for the Company’s officers,

•	making recommendations to the Board with respect to the compensation of directors, and

•	approving all awards to any officer under the Company’s stock option and equity incentive plans.

The Compensation Committee also serves as the administrator of the Company’s 2004 Stock Plan.

•

Role of Others in Compensation Determinations. The Compensation Committee considers the recommendations of the Chairman and Chief Executive Officer when determining the compensation of the directors and executive officers other than the Chairman and Chief Executive Officer. Neither the Compensation Committee nor the Company retains compensation consultants.

•

Delegation of Authority by the Committee. Although the Chairman and Chief Executive Officer may recommend to the Compensation Committee equity compensation awards for the executive officers other than the Chairman and Chief Executive Officer, the Compensation Committee approves the grant of all such awards to executive officers under the Company’s 2004 Stock Plan.

The Company’s executive compensation programs and philosophy are described in greater detail under the section entitled “Compensation Discussion and Analysis.”

Independence and Composition. The NYSE listing standards require that the Compensation Committee consist solely of independent directors. In 2007, Messrs. Grosvenor and Jackson were, and they currently are, the members of the Compensation Committee with Mr. Grosvenor serving as chairman.

The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that all current members of the Compensation Committee are “independent directors,” as defined in the NYSE listing standards.

Meetings. The Compensation Committee met twice in the year ended December 31, 2007.

Executive Committee

General. The Board of Directors has established an Executive Committee. The Executive Committee, which is not governed by a written charter, has such authority as it is delegated by the Board of Directors and advises the Board of Directors from time to time with respect to such matters as the Board of Directors directs.

Independence and Composition. The Exchange Act and the NYSE listing standards do not require that the Executive Committee consist of any independent directors. In year 2007, Messrs. Caraci, Jackson, Saul II and Saul III, were, and they currently are, the members of the Executive Committee, with Mr. Saul II serving as chairman.

Meetings. The Executive Committee did not meet during the year ended December 31, 2007.

Ethical Conduct Policy and Senior Financial Officer Code of Ethics

The directors, officers and employees of the Company are governed by the Company’s Ethical Conduct Policy. The Company’s Chairman and Chief Executive Officer, Senior Vice President–Chief Financial Officer, Treasurer and Secretary, Vice President-Chief Accounting Officer, and Vice President-Controller are also governed by the Code of Ethics for senior financial officers. The Ethical Conduct Policy and the Code of Ethics are available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. Amendments to, or waivers from, a provision of the Ethical Conduct Policy or the Code of Ethics will be posted to the Company’s website within five business days following the date of the amendment or waiver.

Compensation Committee Interlocks and Insider Participation

Mr. Saul II, the Company’s Chairman and Chief Executive Officer, served on the Board of Trustees and the Compensation Committee of the National Geographic Society during 2007. Mr. Grosvenor, a director of the Company and a member of the Company’s Compensation Committee during 2007, serves as Chairman of the Board of Trustees of the National Geographic Society.

Compensation of Directors

Directors of the Company are currently paid an annual retainer of $20,000 and a fee of $1,200 for each Board or Committee meeting attended, and are annually awarded 200 shares of the Company’s Common Stock. The shares are issued on the date of each annual meeting of stockholders to each director serving on the Board of Directors as of the record date of such meeting. In 2004, the Compensation Committee approved the automatic grant of options to purchase 2,500 shares of Common Stock to each of the directors of the Company, as of the date of each annual meeting of the Company’s stockholders beginning with the 2004 annual meeting. The options are immediately exercisable with an exercise price determined using the closing market price of the Company’s Common Stock on the date of award. For 2007 the directors were awarded options to purchase 2,500 shares of Common Stock at an exercise price of $54.17 per share, representing the fair market value of the Company’s Common Stock on April 27, 2007. Directors from outside the Washington, D.C. area also are reimbursed for out-of-pocket expenses in connection with their attendance at meetings.

In addition, directors may elect to participate in the Deferred Compensation and Stock Plan discussed below. For the period March 10, 2007 through March 7, 2008 (the “2007 Period”), 13,933 shares were credited to the directors’ deferred fee accounts.

Director Compensation Table for 2007

The following table sets forth the compensation received by non-officer directors for 2007.

Name	Year	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total
		(1)	(2)	(3)
Philip D. Caraci	2007	$26,000	$10,834	$23,775	$—	$—	$100,000	(4)	$160,609
John E. Chapoton	2007	24,800	10,834	23,775	—	—	—		59,409
Gilbert M. Grosvenor	2007	29,600	10,834	23,775	—	—	—		64,209
Philip C. Jackson, Jr.	2007	29,600	10,834	23,775	—	—	—		64,209
David B. Kay	2007	39,300	10,834	23,775	—	—	—		73,909
General Paul X. Kelley	2007	44,200	10,834	23,775	—	—	—		78,809
Charles R. Longsworth	2007	41,700	10,834	23,775	—	—	—		76,309
Patrick F. Noonan	2007	36,900	10,834	23,775	—	—	—		71,509
James W. Symington	2007	41,700	10,834	23,775	—	—	—		76,309
John R. Whitmore	2007	26,000	10,834	23,775	—	—	—		60,609

(1)	- With the exception of fees paid in cash of $82,720 to three Directors in 2007, all fees were deferred into shares of Common Stock pursuant to the Directors Plan described below.
(2)	- 200 shares common stock awarded annually, without restriction, April 27, 2007 at a value of $54.17 per share.
(3)

- The amounts in this column represent the aggregate amount recognized for financial reporting purposes in accordance with FAS 123(R) for stock options that immediately vested upon grant during 2007 and 2006. 2,500 non-qualified stock options awarded April 27, 2007 at $9.51 per option. See note 10 to the consolidated financial statements in the Company's 2007 annual report to shareholders for the assumptions used to value these awards.

(4)

- Upon his resignation as President in March 2003, Philip D. Caraci entered into a consulting arrangement with the Company. The arrangement, which is terminable by either party at any time, provides that Mr. Caraci shall receive $100,000 per annum for consulting services provided to the Company.

Deferred Compensation Plan

A Deferred Compensation and Stock Plan for Directors, which we refer to as the Directors Plan, was established by the Company, for the benefit of its directors and their beneficiaries. Before the beginning of any calendar year, a director may elect to defer all or part of his or her director’s fees to be earned in that year and the following years. At the option of the director, the fees will be deferred into a cash account, a share account or both. If the director elects to defer fees into the share account, fees earned during a calendar quarter are aggregated and divided by the Common Stock’s closing market price on the first trading day of the following quarter to determine the number of shares to be allocated to the director. When the director is eligible to receive payments from the deferred fee accounts, amounts credited to the cash account shall be paid in cash and amounts credited to the share account shall be paid by the delivery by the Company of certificates representing a like number of shares of Common Stock. For financial reporting purposes, the deferred fee shares are included in the calculation of outstanding common stock, however Directors are not eligible to vote the shares until they are issued. Through March 7, 2008, 219,745 of the 270,000 shares the Company has authorized and reserved for issuance have been credited to the directors’ deferred fee accounts.

The following table sets forth fees deferred into shares of Common Stock by directors under the Directors Plan.

	Number of Shares Credited to Stock Deferred Fee Account
Name	2007 Period	Total
Philip D. Caraci	1,097	16,438
John E. Chapoton	635	4,396
Gilbert M. Grosvenor	1,701	31,030
Philip C. Jackson, Jr.	674	18,436
David B. Kay	954	5,648
General Paul X. Kelley	1,218	10,281
Charles R. Longsworth	1,643	33,567
Patrick F. Noonan	1,633	25,381
B. Francis Saul II	1,078	15,889
B. Francis Saul III	1,070	15,665
James W. Symington	629	12,835
John R. Whitmore	1,601	30,179

Total	13,933	219,745

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following list sets forth the name, age, position with the Company, present principal occupation or employment and material occupations, positions, offices or employment during the past 10 years of each executive officer who is not a director of the Company. With the exception of Kenneth D. Shoop and Thomas H. McCormick, who joined the Company in 2003 and 2005, respectively, each listed individual has held an office with the Company since its inception in June 1993.

Name	Age	Position and Background
Christopher H. Netter	53	Senior Vice President – Leasing since 1998. Vice President – Leasing of the Company from 1993 to 1998. Vice President of the B. F. Saul Company and B. F. Saul Property Company and Assistant Vice President of the B. F. Saul Real Estate Investment Trust from 1987 to 1993.

Scott V. Schneider	50	Senior Vice President – Chief Financial Officer, Treasurer and Secretary since 1998. Vice President – Chief Financial Officer, Treasurer and Secretary of the Company from 1993 to 1998. Vice President of the B. F. Saul Company and B. F. Saul Property Company and Assistant Vice President of the B. F. Saul Real Estate Investment Trust from 1985 to 1993.

Charles W. Sherren, Jr.	54	Senior Vice President – Management since 2000. Vice President – Management of the Company from 1993 to 2000. Vice President of the B. F. Saul Company and B. F. Saul Property Company and Assistant Vice President of the B. F. Saul Real Estate Investment Trust from 1981 to 1993.

John F. Collich	48	Senior Vice President – Retail Development since 2000. Vice President – Retail Development of the Company from 1993 to 2000. Vice President of the B. F. Saul Company and B. F. Saul Property Company in 1993.

Kenneth D. Shoop	48	Vice President – Chief Accounting Officer since December 2003. Vice President, Treasurer and Chief Accounting Officer of the B. F. Saul Real Estate Investment Trust since January 2004. Vice President of the B. F. Saul Company and B. F. Saul Property Company since September 2003. Vice President and Controller of Federal Realty Investment Trust from 2000 to September 2003. Assistant Controller of Federal Realty Investment Trust from 1992 to 2000.

Thomas H. McCormick	57	Senior Vice President – General Counsel since February 2005. Executive Vice President and General Counsel of Chevy Chase Bank, F.S.B. Senior Vice President and General Counsel of the B. F. Saul Company. Vice President and General Counsel of the B. F. Saul Real Estate Investment Trust. Partner with Shaw Pittman LLP from 1985 to 2005.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

References in this Compensation Discussion and Analysis to “we,” “our,” “ours” and “us” refers to Saul Centers, Inc.

Compensation Philosophy. Our goal is to design and administer a compensation program to (i) attract and retain qualified officers, (ii) reward officers for superior performance in achieving our business objectives and enhancing stockholder value and (iii) provide incentives for the creation of long-term stockholder value. Historically, the key elements of executive compensation have been base salary, annual bonuses and incentive stock options. The Compensation Committee reviews and approves our policies and practices regarding executive compensation, including (a) base salary levels, (b) annual bonuses, and (c) if applicable, long-term incentives, including awards of stock options. We select and implement the elements of compensation for their ability to help us achieve the objectives of our compensation program and this program is not based on any unique or preferential financial accounting or tax treatment.

Base Salary and Bonus Awards. As part of its review of base salary and bonus compensation, the Compensation Committee considers a variety of factors, including each individual’s tenure, level and scope of responsibility and performance, contribution to the achievement of our long-term goals, as well as factors relating to our overall performance and management’s recommendations regarding compensation. The Compensation Committee also considers whether the executive officers’ spend a portion of their time to managing other related entities.

Base salary determinations are made by the Compensation Committee annually and are effective as of May 1 of each year. In April 2007, the Compensation Committee approved base salary increases for the named executive officers ranging from 0.0% to 11.6% as provided below.

Name	Base Salary Beginning May 1, 2007	Base Salary (May 1, 2006 through April 30, 2007)	Percentage Change
B. Francis Saul II	$125,000	$125,000	0.0%
Chairman and
Chief Executive Officer

B. Francis Saul III	480,000	430,000	11.6
President

Christopher H. Netter	338,000	313,000	8.0
Senior Vice President
Leasing

Scott V. Schneider	338,000	313,000	8.0
Senior Vice President
Chief Financial Officer

John F. Collich	300,000	275,000	9.1
Senior Vice President
Retail Development

Bonus determinations are made by the Compensation Committee annually and are typically awarded in December of each year. Bonus awards are typically calculated as a percentage of the employee’s base salary. In November 2007, the Compensation Committee approved bonuses for the named executive officers ranging in amounts from 8% to 20% of the named executive officer’s base salary as provided below.

Name	Base Salary Beginning May 1, 2007	Bonus	Bonus as a Percentage of Base Salary
B. Francis Saul II	$125,000	$10,000	8.0%

B. Francis Saul III	480,000	96,000	20.0

Christopher H. Netter	338,000	50,700	15.0

Scott V. Schneider	338,000	50,700	15.0

John F. Collich	300,000	45,000	15.0

The base salary and bonus paid to the Chairman and Chief Executive Officer was less than the compensation paid to other executive officers because the Compensation Committee also considered that the Chairman and Chief Executive Officer devotes a portion of his time to managing other related entities. We believe that the current base salary levels and annual bonus awards of the Company’s officers take into account the unique talents and skills of its officers.

Stock Option Grants. While not a key element in compensation, the Compensation Committee believes that the prudent use of equity incentives aligns the interest of officers with those of stockholders and promotes long-term stockholder value. The 2004 Stock Plan provides for grants of nonqualified and incentive stock options to employees, including officers. The Compensation Committee administers the plan and determines the participants who receive stock option grants, the terms of the grants, the schedule for exercisability or nonforfeitability, and the time and conditions for expiration of the grants. The Compensation Committee will continue to look at the total compensation package for each officer, and the policies underlying the Company’s long-term compensation goals when granting awards under the plan. At present, the Board of Directors does not prescribe any stock ownership guidelines for our executive officers.

We do not time, nor have we ever timed, the grant of stock options in coordination with the release of material non-public information and we have never back-dated any awards of stock options. We expect that awards to executive officers in the future will be made at regularly scheduled Compensation Committee meetings. For corporate and accounting measurement purposes, the date of grant of an award to our executive officers under the 2004 Stock Plan is the date the Compensation Committee approves the award or such later date as the Compensation Committee specifies. In addition, the fair market value for an award is established as the closing price of the stock on the date of grant.

The Compensation Committee granted 135,000 options to officers of the Company during 2007 of which 85,000 were granted to named executive officers.

Benefits and Other Perquisites. We provide benefits to our executive officers under the B. F. Saul Company Employees Profit Sharing Retirement Plan and the B. F. Saul Company Employees 401(k) Retirement Plan (the “Tax Qualified Plans”). Our executive officers are eligible to receive, on the same basis as other employees, employer matching contributions under the Tax Qualified Plans. This allows our executive officers to save for their retirement on a tax-deferred basis through the Section 401(k) savings feature of the plan, with the Company-funded portion of these benefits based on matching the contributions of the executive officers. Additional information on these Company-funded retirement contributions can be found in footnote 3(b) of the Summary Compensation Table below. We also provide benefits to our executive officers under the B. F. Saul Company Supplemental Executive Retirement Plan (the “SERP”). The SERP, which is not available to all employees, allows the executive officers and other highly compensated employees to receive benefits they would have received under the Tax Qualified Plans, but for statutory limits. We do not sponsor a defined benefit pension plan for our executive officers or any other employees. Matching contributions under the Tax Qualified Plans and the SERP made to the named executive officers for the years ended December 31, 2007 and 2006 are shown in the “Other Compensation” column of the Summary Compensation Table below. Additional information on the SERP can be found in the Nonqualified Deferred Compensation Table below.

Our executive officers are also eligible to participate in the other employee benefit and welfare plans that the Company maintains on similar terms as employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under such plans.

We do not consider perquisites to be a principal component of our executive officers’ compensation. We believe that our executive officer benefit and perquisite programs provided are reasonable and competitive with benefits and perquisites provided to executive officers of other REITs, and are necessary to sustain a fully competitive executive compensation program.

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation paid to or earned by the Company’s Chief Executive Officer, Chief Financial Officer and each of its three other most highly compensated executive officers who were serving as of December 31, 2007, (“named executive officers”) for, or with respect to, the years ended December 31, 2007 and 2006.

Name	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
					(1)		(2)	(3)
B. Francis Saul II	2007	$125,000	$10,000	—	—	—	$19,767	$90,393	$245,160
Chairman and Chief Executive Officer	2006	125,000	10,000	—	—	—	16,906	75,804	227,710

Scott V. Schneider	2007	329,346	50,700	—	$48,693	—	6,227	36,225	471,191
Senior Vice President- Chief Financial Officer	2006	305,038	46,950	—	31,988	—	4,688	33,719	422,383

B. Francis Saul III	2007	462,692	96,000	—	129,849	—	24,734	94,131	807,406
President	2006	412,692	86,000	—	85,300	—	18,803	75,942	678,737

Christopher H. Netter	2007	329,346	50,700	—	48,693	—	6,911	30,284	465,934
Senior Vice President- Leasing	2006	305,038	46,950	—	31,988	—	5,304	24,233	413,513

John F. Collich	2007	291,346	45,000	—	48,693	—	4,096	32,781	421,916
Senior Vice President- Retail Development	2006	266,346	41,250	—	31,988	—	3,067	31,056	373,707

(1)	- The amounts in this column include the aggregate amount recognized for financial reporting purposes in accordance with FAS 123R for stock options that vested during 2007 and 2006. See note 10 to the consolidated financial statements in the Company's 2007 annual report to shareholders for the assumptions used in valuing the awards included in this column.
(2)	- Aggregate earnings from nonqualified deferred compensation plan, which exceed 120% of the long-term applicable federal rate for 2007 and 2006. Earnings are calculated at the last day of each month and credited to each account with an amount equal to the product of (i) one-twelfth of the current “yield to worst” reported for the Lehman Brothers High Yield Bond Index and (ii) the sum of (a) the deferred compensation account balance as of the last day of the preceding month and (b) amounts deferred for the current month.
(3)	- The following table sets forth the components of “All Other Compensation” paid to the named executive officers for 2007 and 2006.

All Other Compensation

Name	Year	Directors Compensation	Tax-Qualified Plan Contribution	SERP Contribution		Auto Allowance	Group Term Life Insurance	Total
		(a)	(b)	(c)
B. Francis Saul II	2007	$60,609	$—	8,100	(d)	$—	$21,684	$90,393
	2006	46,020	—	8,100		—	21,684	75,804
Scott V. Schneider	2007	—	13,500	9,303		12,600	822	36,225
	2006	—	13,200	7,919		12,600	—	33,719
B. Francis Saul III	2007	60,609	—	33,522	(d)	—	—	94,131
	2006	46,020	—	29,922		—	—	75,942
Christopher H. Netter	2007	—	13,500	9,303		6,659	822	30,284
	2006	—	13,200	7,919		2,292	822	24,233
John F. Collich	2007	—	13,500	6,681		12,600	—	32,781
	2006	—	13,200	5,256		12,600	—	31,056

(a)

- Directors compensation for 2007 and 2006 includes fees earned of $26,000 for each year, a 200 share common stock award valued at $10,834 and $8,070, respectively, and 2,500 non-qualified stock options each year valued at $9.51 and $4.78 per option, respectively. The value of the stock and option awards represent the aggregate amount recognized for financial reporting purposes in accordance with FAS 123(R). See note 10 to the consolidated financial statements in the Company's 2007 annual report to shareholders for the assumptions used to value the options.

(b)

- Value of employer's contribution for 2007 and 2006, calculated as three times the officer's retirement plan contribution. Employer's contribution is subject to a cap of 6% of eligible compensation up to $225,000 and $220,000, respectively.

(c)

- Value of employer's contribution for 2007 and 2006, calculated as three times the officer's retirement plan contribution. Employer's contribution is subject to a cap of 6% of eligible compensation in excess of $225,000 and $220,000, respectively.

(d)	- Because Mr. Saul II and Mr. Saul III receive compensation from other affiliated companies, all Saul Centers retirement plan contributions are made to the SERP.

Grants of Plan-Based Awards

No grants of plan-based awards were awarded to named executive officers during 2007 for their service as executive officers of the Company. See “Corporate Governance – Compensation of Directors” for grants awarded to directors.

Outstanding Equity Awards

The following table sets forth certain information with respect to option awards outstanding as of December 31, 2007 for each of the named executive officers.

Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Un-exercisable	Option Exercise Price	Option Expiration Date
B. Francis Saul II	4/26/2004	2,500	(1)	—	$25.78	4/25/2014
	5/6/2005	2,500	(1)	—	33.22	5/5/2015
	5/1/2006	2,500	(1)	—	40.35	4/30/2016
	4/27/2007	2,500	(1)	—	54.17	4/26/2017

B. Francis Saul III	5/23/2003	80,000	(2)	—	$24.91	5/22/2013
	4/26/2004	30,000	(2)	10,000	25.78	4/25/2014
	4/26/2004	2,500	(1)	—	25.78	4/25/2014
	5/6/2005	20,000	(2)	20,000	33.22	5/5/2015
	5/6/2005	2,500	(1)	—	33.22	5/5/2015
	5/1/2006	2,500	(1)	—	40.35	4/30/2016
	4/27/2007	2,500	(1)	—	54.17	4/26/2017
	4/27/2007	—	(2)	40,000	54.17	4/26/2017

Christopher H. Netter	5/23/2003	7,500		—	$24.91	5/22/2013
	4/26/2004	3,750		3,750	25.78	4/25/2014
	5/6/2005	7,500	(2)	7,500	33.22	5/5/2015
	4/27/2007	—	(2)	15,000	54.17	4/26/2017

Scott V. Schneider	5/23/2003	20,500	(2)	—	$24.91	5/22/2013
	4/26/2004	11,250	(2)	3,750	25.78	4/25/2014
	5/6/2005	7,500	(2)	7,500	33.22	5/5/2015
	4/27/2007	—	(2)	15,000	54.17	4/26/2017

John F. Collich	5/23/2003	18,078	(2)	—	$24.91	5/22/2013
	4/26/2004	3,750	(2)	3,750	25.78	4/25/2014
	5/6/2005	7,500	(2)	7,500	33.22	5/5/2015
	4/27/2007	—	(2)	15,000	54.17	4/26/2017

(1)	- Director option awards vest immediately upon grant.
(2)	- Executive officer option awards vest 25% on each anniversary of the grant date.

Option Exercises and Stock Vested

The following table sets forth information concerning stock options exercised by the named executive officers during the year ended December 31, 2007.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise		Number of Shares Acquired on Vesting	Value Realized on Vesting
(1)
B. Francis Saul II	—	$—		N / A	$—

B. Francis Saul III	—	$—		N / A	$—

Christopher H. Netter	—	$—		N / A	$—

Scott V. Schneider	—	$—		N / A	$—

John F. Collich	3,750	$83,363	(2)	N / A	$—

(1)	- The amounts in this column represent the difference between the market value of the shares of common stock acquired on exercise of the options, based on the closing price of the common stock on the date of exercise and the option exercise price.
(2)	- 2004 option grant with an exercise price of $25.78 per option.

Nonqualified Deferred Compensation

The following table sets forth information concerning the participation by the named executive officers in the SERP during 2007. See “Compensation Discussion and Analysis - Benefits and Other Perquisites” on page 17 for a description of the SERP.

Name	Year	Executive Contributions in 2007	Saul Centers, Inc. Contributions in 2007	Aggregate Earnings in 2007	Aggregate Withdrawals / Distributions	Aggregate Balance at December 31, 2007
		(1)	(2)	(3)
B. Francis Saul II	2007	$2,700	$8,100	$19,767	$—	$252,308
B. Francis Saul III	2007	11,173	33,522	24,734	—	332,229
Christopher H. Netter	2007	3,101	9,303	6,911	—	96,247
Scott V. Schneider	2007	3,101	9,303	6,227	—	87,683
John F. Collich	2007	2,227	6,681	4,096	—	58,549

(1)	- Executives contribute up to a maximum of 2% of eligible compensation.
(2)	- Saul Centers' contribution is calculated as three times the executive officer's retirement plan contribution.
(3)	- Aggregate earnings from nonqualified deferred compensation plan, which exceed 120% of the long-term applicable federal rate for 2007. Earnings are calculated at the last day of each month and credited to each account with an amount equal to the product of (i) one-twelfth of the current “yield to worst” reported for the Lehman Brothers High Yield Bond Index and (ii) the sum of (a) the deferred compensation account balance as of the last day of the preceding month and (b) amounts deferred for the current month.

Executive Employment Contracts and Potential Payments upon Termination or Change in Control

The Company does not have employment or severance agreements with any of its executive officers. Therefore, the Company does not have a predetermined termination or change of control compensation plan in place for any of its named executive officers.

COMPENSATION COMMITTEE REPORT

The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporates it by specific reference.

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2007 and the Company’s 2008 Proxy Statement. This report is provided by the following independent directors, who comprise the Committee.

Members of the Compensation Committee
Gilbert M. Grosvenor, Chairman
Philip C. Jackson, Jr.

March 6, 2008

AUDIT COMMITTEE REPORT

The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporates it by specific reference.

Duties, Powers and Responsibilities. The Audit Committee is governed by a charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Exchange Act and the NYSE listing standards, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee. Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of the independent registered public accounting firm,

•	reviews with the independent registered public accounting firm the plans and results of the audit engagement,

•	pre-approves audit and permitted non-audit services provided by the independent registered public accounting firm,

•	reviews the independence of the independent registered public accounting firm,

•	reviews the adequacy of the Company’s internal controls over financial reporting, and

•	reviews accounting, auditing and financial reporting matters with the Company’s independent registered public accounting firm and management.

Review and Discussion with Management and Independent Registered Public Accounting Firm. The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2007, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s attestation of the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has also discussed with the independent registered public accounting firm those items required by SAS 61, which includes among other things, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has received a written report required by Independence Standards Board Standard No. 1 from the independent registered public accounting firm regarding their independence, and has discussed this report with them.

2007 and 2006 Independent Registered Public Accounting Firm Fee Summary. During years 2007 and 2006, the Company retained Ernst & Young LLP to provide services in the following categories and amounts:

	Year 2007	Year 2006
Audit Fees (1)	$558,000	$577,000
Audit Related & Consultation Fees (2)	6,000	6,000
Other	—	—

Total Fees	$564,000	$583,000

(1)	Audit fees include the audit fee, fees incurred for attestation relating to the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002, and fees for comfort letters, attest services, consents and assistance with and review of documents filed with the SEC.
(2)	Audit related fees consist of fees incurred for audits related to the acquisition of operating real estate properties, fees for consultation concerning financial accounting and reporting standards, performance of agreed-upon procedures, and other audit or attest services not required by statute or regulation.

The Audit Committee has determined that the provision of audit related and tax services by Ernst & Young LLP during 2007 is compatible with maintaining Ernst & Young LLP’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting firm. Consistent with SEC policies regarding registered public accounting firm independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of the categories of services listed in the table above.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

Conclusion. Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report of the Company on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

General Paul X. Kelley, Committee Chairman
David B. Kay
Charles R. Longsworth
Patrick F. Noonan
James W. Symington

March 6, 2008

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 which they file.

To the best of the Company’s knowledge, based upon copies of forms furnished to it and written representations from officers, directors and 10% beneficial holders, no persons were late in filing SEC Forms 3, 4 or 5 during the year ended December 31, 2007 except on April 16, 2007, Charles R. Longsworth reported twenty seven business days later than required on Form 4 the sale of 1,800 shares of Common Stock on March 5, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 7, 2008, concerning shares of Common Stock beneficially owned by all persons (if any) known by the Company to own more than 5% of the Company’s outstanding Common Stock, by each director and nominee, by each named executive officer and by all directors and executive officers as a group, according to information provided to the Company by each such person. Unless otherwise noted, each person named has sole voting and sole investment power with respect to all shares beneficially owned by such person.

For purposes of this table, “beneficially owned” includes securities redeemable or exercisable for Common Stock that are currently redeemable or exercisable or that will become redeemable or exercisable within 60 days of March 7, 2008. As a result, the number of shares set forth below includes (i) the number of shares of Common Stock the person holds, (ii) the number shares of Common Stock the person could receive on exercise of options for shares held by the person that are exercisable within 60 days of March 7, 2008, and (iii) solely for Mr. Saul II, the number of shares of Common Stock Mr. Saul II, family members of Mr. Saul II, entities controlled by Mr. Saul II and other affiliates of Mr. Saul II (collectively, “The Saul Organization”), could receive on conversion of units of limited partnership interest in Saul Holdings Limited Partnership (the “Partnership”). In general, these units are convertible into shares of Common Stock on a one-for-one basis provided that, in accordance with the Company’s Articles of Incorporation, the rights may not be exercised at any time that The Saul Organization beneficially owns, directly or indirectly, in the aggregate more than 39.9% of the value of the Company’s outstanding Common Stock and preferred stock (the “Ownership Limit”).

Name of Beneficial Owner (1)	Aggregate Number of Shares Beneficially Owned (2)		Percent of Class (2)
B. Francis Saul II	7,530,214	(3)	39.8%
B. Francis Saul III	200,814	(4)	1.1%
Philip D. Caraci	162,932	(5)	0.9%
John E. Chapoton	15,398	(6)	0.1%
Gilbert M. Grosvenor	41,754	(7)	0.2%
Philip C. Jackson Jr.	75,536	(8)	0.4%
David B. Kay	19,128	(9)	0.1%
General Paul X. Kelley	38,153	(10)	0.2%
Charles R. Longsworth	43,567	(11)	0.2%
Patrick F. Noonan	48,496	(12)	0.3%
James W. Symington	22,070	(13)	0.1%
John R. Whitmore	43,229	(14)	0.2%
Scott V. Schneider	59,326	(15)	0.3%
Christopher H. Netter	30,468	(16)	0.2%
John F. Collich	49,179	(17)	0.3%
All directors and officers as a group (18 persons)	8,418,321		43.5%

(1)	Except as otherwise indicated, the address of each beneficial owner listed is c/o Saul Centers, Inc., 7501 Wisconsin Avenue, Suite 1500, Bethesda, MD 20814-6522.
(2)	Beneficial ownership and percent of class are calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Includes 219,745 shares earned by directors in the Directors Plan. (See page 14, Deferred Compensation Plan)

(3)	Includes 4,912,991 shares owned by the B. F. Saul Real Estate Investment Trust, 434,645 shares owned by Dearborn LLC, 659 shares owned by Avenel Executive Park, Phase II, LLC, 267,009 shares owned by B. F. Saul Property Co., 225,331 shares owned by the B. F. Saul Company, 403,726 shares owned by Westminster Investing Corporation, 35,062 shares owned by Van Ness Square Corporation, 23,014 shares owned by various family trusts for which Mr. Saul II is either the sole trustee or sole custodian for a child, and 72,278 shares owned by Mr. Saul II’s spouse. Mr. Saul II disclaims beneficial ownership of 72,278 shares owned by his spouse. Pursuant to Rule 13d-3, the Common Stock described above is considered to be beneficially owned by Mr. Saul II because he has or may be deemed to have sole or shared voting and/or investment power in respect thereof. Includes 10,000 shares subject to currently exercisable options held by Mr. Saul II. Excludes 1,441,630 shares owned by the B. F. Saul Company Employees’ Profit Sharing Retirement Trust, (the “Employee Trust”). Mr. Saul II is one of four Trustees for the Employee Trust and has an interest in the Employee Trust as one of the participating employees. Includes 1,128,000 of the 5,416,415 units in the Partnership owned by B. F. Saul Real Estate Investment Trust, Dearborn LLC, B. F. Saul Property Company, Van Ness Square Corporation, Westminster Investing Corporation, and Avenel Executive Park Phase II, LLC. The remaining units owned by these entities cannot be converted because it would cause The Saul Organization to exceed the Ownership Limit.
(4)	Includes 170,000 shares subject to currently exercisable options held by Mr. Saul III.
(5)	Includes 48,948 shares owned by Mr. Caraci’s spouse. Mr. Caraci disclaims beneficial ownership of 48,948 shares owned by his spouse. Includes 10,000 shares subject to currently exercisable options held by Mr. Caraci.
(6)	Includes 10,000 shares subject to currently exercisable options held by Mr. Chapoton.
(7)	Includes 10,000 shares subject to currently exercisable options held by Mr. Grosvenor.
(8)	Includes 10,000 shares subject to currently exercisable options held by Mr. Jackson. Includes 2,800 shares owned by Mr. Jackson’s spouse. Mr. Jackson disclaims beneficial ownership of 2,800 shares owned by his spouse.
(9)	Includes 10,000 shares subject to currently exercisable options held by Mr. Kay.
(10)	Includes 10,000 shares subject to currently exercisable options held by General Kelley.
(11)	Includes 8,800 shares subject to currently exercisable options held by Mr. Longsworth.
(12)	Includes 10,000 shares subject to currently exercisable options held by Mr. Noonan. Includes 6,016 shares owned by Mr. Noonan’s spouse. Mr. Noonan disclaims beneficial ownership of 6,016 shares owned by his spouse.
(13)	Includes 7,500 shares subject to currently exercisable options held by Mr. Symington.
(14)	Includes 10,000 shares subject to currently exercisable options held by Mr. Whitmore.
(15)	Includes 50,500 shares subject to currently exercisable options and 1,572 shares owned by Mr. Schneider’s children.
(16)	Includes 329 shares owned by Mr. Netter’s spouse. Mr. Netter disclaims beneficial ownership of the 329 shares owned by his spouse. Includes 30,000 shares subject to currently exercisable options.
(17)	Includes 1,280 shares owned by Mr. Collich’s spouse. Mr. Collich disclaims beneficial ownership of the 1,280 shares owned by his spouse. Includes 40,578 shares subject to currently exercisable options held by Mr. Collich.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Certain relationships existing between (i) the Company and its subsidiaries, including the Partnership and two subsidiary limited partnerships (the “Subsidiary Partnerships”, and collectively with the Partnership, the “Partnerships”), and (ii) The Saul Organization are discussed below. Except as discussed below, the Company does not have any written policies or procedures for the review, approval or ratification of transactions with related persons.

Management of the Current Portfolio Properties. The Company and its subsidiaries entered into a Shared Services Agreement with The Saul Organization that provides for the sharing of certain personnel and ancillary functions, such as computer hardware, software and support services, payroll services, benefits administration, in-house legal services and other direct and indirect administrative personnel. The method of determining the cost of the shared services is provided in the Shared Services Agreement and, depending on the service, is based upon head count, estimates of usage or estimates of time incurred, as applicable. The Saul Organization also subleases office space to the Company (see below for description of terms of corporate headquarters lease). The terms of all sharing arrangements, including payments related thereto, are deemed reasonable by management and are approved annually by the Audit Committee of the Company, which consists entirely of independent directors under the Company’s Articles and NYSE rules. Billings by The Saul Organization for the Company’s share of these ancillary costs and expenses, which included $796,000 of rental payments for the Company’s headquarters lease, for the year ended December 31, 2007 totaled $4,890,000. At December 31, 2007, $298,000 was owed to The Saul Organization. Although the Company believes that the amounts allocated to it for such shared services represent a fair allocation between it and The Saul Organization, the Company has not obtained a third party appraisal of the value of these services.

Related Party Rents. Chevy Chase Bank leases space in 18 of the properties owned by the Company and its subsidiaries. The total rental income from Chevy Chase Bank from January 1, 2007 through December 31, 2007 was $2,946,000. Although the Company believes that these leases have comparable terms to leases it has entered into with third-party tenants, the terms of these leases were not set as a result of arm’s-length negotiation. The terms of any lease with Chevy Chase Bank are approved in advance by the Audit Committee, which is comprised solely of independent directors.

The Company’s corporate headquarters lease commenced in March 2002. The Company’s corporate headquarters lease is leased by a member of The Saul Organization. The 10-year lease provides for base rent escalated at 3% per year, with payment of a pro-rata share of operating expenses over a base year amount. The Company and The Saul Organization entered into a Shared Services Agreement whereby each party pays an allocation of total rental payments on a percentage proportionate to the number of employees employed by each party. The Company’s rent payment for the year ended December 31, 2007 was $796,000. Although the Company believes that this lease has comparable terms to what would have been obtained from a third party landlord, it did not seek bid proposals from any independent third parties when entering into its new corporate headquarters lease.

Management Personnel. The Company’s Chief Executive Officer, President, Vice President-Chief Accounting Officer and Senior Vice President-General Counsel are also officers of various members of The Saul Organization. Although the Company believes that these officers spend sufficient management time to meet their responsibilities as its officers, the amount of management time devoted to the Company will depend on its specific circumstances at any given point in time. As a result, in a given period, these officers may spend less than a majority of their management time on the Company’s matters. Over extended periods of time, the Company believes that its Chief Executive Officer and Senior Vice President – General Counsel will spend less than a majority of his management time on Company matters, while the President and Vice President-Chief Accounting Officer may or may not spend less than a majority of their management time on the Company’s matters.

Exclusivity and Right of First Refusal Agreements. The Company will acquire, develop, own and manage shopping center properties and will own and manage other commercial properties subject to certain exclusivity agreements and rights of first refusal to which it is a party. The Saul Organization will continue to develop, acquire, own and manage commercial properties and own land suitable for development as, among other things, shopping centers and other commercial properties. The agreement relating to exclusivity and the right of first refusal between the Company and The Saul Organization (other than Chevy Chase Bank, F.S.B.) (the “Exclusivity and Right of First Refusal Agreement”) generally requires The Saul Organization to conduct its shopping center business exclusively through the Company and to grant the Company a right of first refusal to purchase commercial properties and development sites in certain market areas that become available to The Saul Organization. The Saul Organization has granted the right of first refusal to the Company, acting through the Company’s independent directors, in order to minimize potential conflicts with respect to commercial properties and development sites. The Company and The Saul Organization have entered into this agreement in order to minimize conflicts with respect to shopping centers and certain of the Company’s commercial properties.

Reimbursement Agreement. Pursuant to a reimbursement agreement among the partners in the Partnerships, The Saul Organization and those of its subsidiaries that are partners in the Partnerships have agreed to reimburse the Company and the other partners in the event the Partnerships fail to make payments with respect to certain portions of the Partnerships’ debt obligations and the Company or any such other partners personally make payments with respect to such debt obligations. As of December 31, 2007, the maximum potential obligation of The Saul Organization and its subsidiaries under the agreement was $157,381,000. The Company believes that the Partnerships will be able to make all payments due with respect to their debt obligations.

Real Estate Purchases and Sales. From time to time, the Company may purchase from, or sell property to, members of The Saul Organization. In these instances, each party obtains independent third party appraisals of the property and the transactions are approved in advance by the Audit Committee, which is comprised solely of independent directors.

On November 14, 2007, the Company purchased a 10.4 acre site in Frederick, Maryland, from a subsidiary of Chevy Chase Bank, F.S.B. for $5,000,000. The purchase price of the property was determined by the average of two independent third party appraisals which were contracted, one on behalf of the Company and one on behalf of Chevy Chase Bank, F.S.B. The transaction was approved by the Audit Committee, which is comprised solely of independent directors.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the persons named in the enclosed proxy will vote thereon as they determine to be in the best interests of the Company.

PROPOSALS FOR NEXT ANNUAL MEETING

It is presently contemplated that the 2009 annual meeting of stockholders will be held in mid-April 2009. Any stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2009, including a proposal relating to director nominations, must be received at the Company’s office at 7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522, no later than November 27, 2008.

Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act, as well as the requirements of the Company’s Bylaws, which are described under the section captioned “Board of Directors – Corporate Governance – Nominating and Corporate Governance Committee – Selection of Director Nominees.” As a result, assuming that our 2009 annual meeting of stockholders is held within 30 days of the anniversary of the Company’s 2008 annual meeting of stockholders, the Company must receive any proposals for consideration at the 2009 annual meeting of stockholders no earlier than January 25, 2009 and no later than February 24, 2009. In addition, the form of proxy that the Board of Directors will solicit in connection with the Company’s 2009 annual meeting of stockholders will confer discretionary authority to vote on any proposal received between November 27, 2008 and January 25, 2009, or after February 24, 2009.

ANNUAL REPORT

A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2007 accompanies this Proxy Statement.

By order of the Board of Directors

Scott V. Schneider
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

March 24, 2008

Bethesda, Maryland

Annex A

AMENDMENT

TO

SAUL CENTERS, INC.

2004 STOCK PLAN

(adopted on March 6, 2008)

(1) Section 4 of the 2004 Stock Plan of Saul Centers, Inc. is hereby deleted in its entirety and replaced with the following:

SECTION 4. COMMON STOCK SUBJECT TO PLAN.

The aggregate shares of Common Stock that may be issued under the Plan pursuant to Options shall not exceed 1,000,000, subject to adjustment in accordance with Section 8. The aggregate shares of Common Stock that may be issued under the Plan pursuant to Stock Awards shall not exceed 200,000, subject to adjustment in accordance with Section 8. Common Stock issued under the Plan may be shares of authorized and unissued Common Stock or previously issued Common Stock reacquired by the Company.

In the event of a lapse, expiration, termination, forfeiture or cancellation of any Option or Stock Award granted under the Plan without the issuance of shares, the Common Stock subject to or reserved for such Option or Stock Award may be used again for new grants of Options or Stock Awards hereunder; provided that in no event may the number of shares of Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 11(e) or withheld or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 6(e) shall be added to the aggregate shares of Common Stock available for issuance, provided that in no event shall the number of shares issued upon the exercise of Incentive Stock Options exceed 1,000,000.

Notwithstanding any other provision of the Plan, during any single calendar year, no Participant shall be granted Options which permit such Participant to purchase more than 100,000 shares of Common Stock, subject to adjustment in accordance with Section 8.

(2) Section 6(e) of the 2004 Stock Plan of Saul Centers, Inc. is hereby deleted in its entirety and replaced with the following:

(e) Payment. The exercise price of an Option shall be paid in full at the time of exercise (i) in cash, (ii) through the surrender of previously-acquired shares of Common Stock having a Fair Market Value equal to the exercise price of the Option provided that such previously-acquired shares have been held by the Participant for at least six months, unless the Committee in its discretion permits the use of shares held less than six months, (iii) through the withholding by the Company (at the election of the Participant) of shares of Common Stock having a Fair Market Value equal to the exercise price, provided that the Participant attests in a manner acceptable to the Committee that he or she holds previously-acquired shares equal in number to the number of shares withheld by the Company and has held such previously-acquired shares for at least six months, or (iv) if the Common Stock is traded on an established securities market, the Committee may approve payment of the exercise price by a broker-dealer or by the Participant with cash advanced by the broker-dealer if the exercise notice is accompanied by the Participant’s written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer, or (v) by a combination of (i), (ii), (iii), and (iv), in the discretion of the Committee.

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(3) Section 9 of the 2004 Stock Plan of Saul Centers, Inc. is hereby deleted in its entirety and replaced with the following:

SECTION 9. EFFECTIVE DATE AND TERM OF PLAN.

The Plan is effective upon adoption by the Board, subject to approval within twelve (12) months by the stockholders holding of a majority of the shares of entitled to vote thereon. Unless and until the Plan has been approved the stockholders of the Company, no Option may be exercised, no Stock Award may be granted, and no shares of Common Stock may be issued under the Plan. In the event that the stockholders of the Company do not approve the Plan within such twelve (12) month period, the Plan and any previously granted Option shall terminate. Unless previously terminated, the Plan will terminate ten (10) years after the earlier of (i) the date the Plan as amended is adopted by the Board, or (ii) the date the Plan as amended is approved by the stockholders, except that Options and/or Stock Awards that are granted under the Plan before its termination will continue to be administered under the terms of the Plan until the Options terminate or are exercised or the Stock Awards terminate or fully vest and are settled.

Annex A

Saul Centers, Inc.

2004 Stock Plan

(as adopted by the shareholders on April 23, 2004

and amended by the Board of Directors on April 23, 2004)

SECTION 1. PURPOSE.

The purpose of the Plan, as hereinafter set forth, is to enable the Company to attract, retain and reward corporate officers, managerial and other significant employees, directors, and non-employees who have an ongoing consultant or advisor relationship with the Company, by offering such individuals an opportunity to have a greater proprietary interest in and a closer identity with the Company and its financial success.

SECTION 2. DEFINITIONS.

(a) Affiliate. An entity that qualifies as a Subsidiary Corporation with respect to the Company, or a “parent corporation” with respect to the Company within the meaning of Section 424(e) of the Code, whether such entity qualifies as a parent corporation or a subsidiary corporation as of the initial adoption of the plan or thereafter.

(b) Board. The Board of Directors of the Company.

(c) Code. The Internal Revenue Code of 1986, as amended from time to time.

(d) Committee. The Compensation Committee of the Board (or subcommittee thereof) or such other committee (or subcommittee thereof) as shall be appointed by the Board to administer the Plan pursuant to Section 3. The Committee shall consist solely of two (2) or more directors who are (i) “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act) for purposes of exercising administrative authority with respect to Options granted to Participants who are subject to Section 16 of the Exchange Act; (ii) to the extent required by the rules of the New York Stock Exchange or any national stock exchange or automated quotation system on which the Common Stock is then listed or quoted, “independent” within the meaning of such rules; and (iii) at such times as an Option granted under the Plan by the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Options and administration of the Options by a committee of “outside directors” is required to receive such relief) “outside directors” within the meaning of Section 162(m) of the Code.

(e) Common Stock. The common stock, $0.01 par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 8.

(f) Company. Saul Centers, Inc., a Maryland corporation, and any successor thereto.

(g) Continuous Service. The Participant’s service with the Company or an Affiliate, whether as an employee, director or consultant, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate or a change in the entity for which the Participant renders such service. The Participant’s Continuous Service shall be deemed to have terminated either upon actual termination or the entity for which the Participant performs service ceases to be an Affiliate. The Committee shall determine whether Continuous Service shall be considered interrupted in the case of a leave of absence approved by the Company or an Affiliate, including sick leave, military leave or any other personal leave.

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(h) Disabled or Disability. Permanent and total disability, as defined in Section 22(e)(3) of the Code. A Participant shall not be considered Disabled unless the Committee determines that the Disability arose before such Participant’s termination of employment or, in the case of a director or a non-employee Participant, before the termination of the director, consulting or advisor relationship between such Participant and the Company or an Affiliate.

(i) Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(j) Fair Market Value. On any given date, the current fair market value of the shares of Common Stock as determined as follows. (i) if the Common Stock is traded on New York Stock Exchange, is listed on a national securities exchange or is quoted on an automated quotation system, the closing price for the day of determination as quoted on such market or exchange which is the primary market or exchange for trading of the Common Stock or if no trading occurs on such date, the last day on which trading occurred, or such other appropriate date as determined by the Committee in its discretion, as reported in The Wall Street Journal or such other source as the Committee deems reliable; (ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and the low asked prices for the Common Stock for the day of determination; or (iii) in the absence of an established market for the Common Stock, Fair Market Value shall be determined by the Committee in good faith.

(k) Incentive Stock Option. An Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code.

(l) Nonqualified Stock Option. An Option that is not an Incentive Stock Option.

(m) Operating Partnership Units. The interest held by the Saul Organization in the Saul Holdings Limited Partnership.

(n) Option. An option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

(o) Participant. An employee of the Company (including any employee who is a member of the Board) or an Affiliate, a director of the Company or an Affiliate, or any non-employee consultant or advisor (provided, such consultant or advisor is a natural person who provides bona fide services to the Company other than in connection with the offer or sale of securities in a capital-raising transaction or promotion or maintenance of a market for the Company’s securities) to the Company (including non-employee members of the Board) or an Affiliate, whose participation in the Plan is determined by the Committee to be in the best interest of the Company.

(p) Plan. The Saul Centers, Inc. 2004 Stock Plan, as amended from time to time.

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(q) Saul Organization. The B. F. Saul Company, the B. F. Saul Real Estate Investment Trust and Chevy Chase Bank, F.S.B., as well as other affiliated entities and any successor entities.

(r) Stock Award. An award of shares of Common Stock or phantom share units described in Section 5(b) of the Plan.

(s) Subsidiary Corporation. An entity that qualifies as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code.

SECTION 3. ADMINISTRATION.

(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to approve individuals for participation; to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; and to accelerate the exercisability of any Option or the termination of any restriction under any Option or Stock Award. Options and Stock Awards may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to time; provided that no such amendment may adversely affect the rights of the holder of an Option or Stock Award without such holder’s consent.

(b) Powers of the Committee. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

(c) Indemnification. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Stock Award awarded under it. To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under the by-laws of the Company.

(d) Fractional Shares. The Company shall not be required to issue fractional shares pursuant to the Plan. The Committee may provide for elimination of fractional shares or the settlement of such fraction shares in cash.

(e) No Repricing of Options. The Committee may not without the approval of the stockholders of the Company lower the exercise price of an outstanding Option, whether by amending the exercise price of the outstanding Option or through cancellation of the outstanding Option and issuance of a replacement or substitute Option; provided that stockholder approval shall not be required for adjustments made in connection with an event described in Section 8 in order to prevent enlargement, dilution or diminishment of rights.

SECTION 4. COMMON STOCK SUBJECT TO PLAN.

The aggregate shares of Common Stock that may be issued under the Plan pursuant to Options shall not exceed 500,000, subject to adjustment in accordance with Section 8. The aggregate shares of Common Stock that may be issued under the Plan pursuant to Stock Awards shall not exceed 100,000, subject to adjustment in accordance with Section 8. Common Stock issued under the Plan may be shares of authorized and unissued Common Stock or previously issued Common Stock reacquired by the Company.

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In the event of a lapse, expiration, termination, forfeiture or cancellation of any Option or Stock Award granted under the Plan without the issuance of shares, the Common Stock subject to or reserved for such Option or Stock Award may be used again for new grants of Options or Stock Awards hereunder; provided that in no event may the number of shares of Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 11(e) or withheld or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 6(e) shall be added to the aggregate shares of Common Stock available for issuance.

Notwithstanding any other provision of the Plan, during any single calendar year, no Participant shall be granted Options which permit such Participant to purchase more than 500,000 shares of Common Stock, subject to adjustment in accordance with Section 8.

SECTION 5. ELIGIBILITY.

(a) Options. Options may be granted under the Plan to any Participants. The Committee shall have absolute discretion to determine, within the limits of the express provisions of the Plan, those Participants to whom and the time or times at which Options shall be granted. The Committee shall also determine, within the limits of the express provisions of the Plan, the number of shares to be subject to each Option, the duration of each Option, the exercise price under each Option, the time or times within which (during the term of the Option) all or portions of each Option may become vested and exercisable, and whether an Option shall be an Incentive Stock Option, a Nonqualified Stock Option or a combination thereof. In making such determination, the Committee may take into account the nature of the services rendered by the Participant, his or her present and potential contributions to the Company’s success and such other factors as the Committee in its discretion shall deem relevant.

Notwithstanding the foregoing, no Incentive Stock Option shall be granted to any Participant who is not an employee of the Company or an Affiliate.

Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who become employees of the Company or a Subsidiary Corporation as a result of a merger or consolidation of the employing corporation with the Company or a Subsidiary Corporation, the acquisition by the Company or a Subsidiary Corporation of the employing corporation, the acquisition by the Company or a Subsidiary Corporation of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary Corporation of at least fifty percent (50%) of the issued and outstanding stock of the employing corporation as the result of which it becomes a Subsidiary Corporation of the Company. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are Incentive Stock Options, no such variation shall be such as to affect the status of any such substitute option as an “incentive stock option” under Section 422 of the Code.

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(b) Stock Awards. Stock Awards may be granted under the Plan only to directors of the Company. A Stock Award may be in the form of either (i) shares of Common Stock, or (ii) phantom stock, each share of which is equivalent in value to a share of Common Stock. The Committee shall have absolute discretion to determine the terms and conditions of Stock Awards, including but not limited to, any restrictions on the shares of Common Stock issued pursuant to a Stock Award and the terms of any agreement evidencing a Stock Award. The Committee in its discretion may establish a deferred compensation program under which fees payable by the Company to directors may be deferred in the form of a Stock Award.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

(a) Option Period. Each Option agreement shall specify the period for which the Option thereunder is granted, which shall not exceed ten (10) years from the date of grant, and shall provide that the Option shall expire at the end of such period.

(b) Exercise Price. The per share exercise price of each Option shall be determined by the Committee at the time the Option is granted, and shall not be less than the Fair Market Value of Common Stock on the date the Option is granted.

(c) Vesting of Options. No part of any Option may be exercised until the Participant shall have satisfied the vesting conditions (i.e., such as remaining in the employ of or continuing services for the Company and/or an Affiliate for a certain period of time), if any, as the Committee may specify in the applicable Option agreement. Subject to the provisions of Section 6(d), any Option may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee.

(d) Exercise. An Option, if exercisable, shall be exercised by completion, execution and delivery of notice (written or electronic) to the Company of exercise of the Option which states (i) the Participant’s intent to exercise the Option, (ii) the number of shares of Common Stock with respect to which the Option is being exercised, (iii) such other representations and agreements as may be required by the Company and (iv) the method for satisfying any applicable tax withholding as provided in Section 11(e). Such notice of exercise shall be provided on such form or by such method as the Committee may designate, and payment of the exercise price shall be made in accordance with Section 6(e). Subject to the provisions of the Plan and the applicable Option agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Option agreement with respect to the remaining shares subject to the Option. An Option may not be exercised with respect to fractional shares of Common Stock.

(e) Payment. The exercise price of an Option shall be paid in full at the time of exercise (i) in cash, (ii) through the surrender of previously-acquired shares of Common Stock having a Fair Market Value equal to the exercise price of the Option provided that such previously-acquired shares have been held by the Participant for at least six months, unless the Committee in its discretion permits the use of shares held less than six months, (iii) through the withholding by the Company (at the election of the Participant) of shares of Common Stock having a Fair Market Value equal to the exercise price, provided that the Participant attests in a manner acceptable to the Committee that he or she holds previously-acquired shares equal in number to the number of shares withheld by the Company and has held such

Annex A

previously-acquired shares for at least six months, (iv) through the withholding by the Company (at the discretion of the Committee) of shares of Common Stock having a Fair Market Value equal to the exercise price, (v) if the Common Stock is traded on an established securities market, the Committee may approve payment of the exercise price by a broker-dealer or by the Participant with cash advanced by the broker-dealer if the exercise notice is accompanied by the Participant’s written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer, (vi) in any other manner permitted by the Committee in its discretion, or (vii) by a combination of (i), (ii), (iii), (iv), (v) and (vi), in the discretion of the Committee.

(f) Other Rules Applicable to Incentive Stock Options. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

(i) Grant Period. Consistent with Section 9, an Incentive Stock Option must be granted within ten years of the date this Plan is adopted or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

(ii) Ten Percent Owner. If a Participant, on the date that an Incentive Stock Option is granted, owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate that qualifies as a “parent corporation” or “subsidiary corporation” under Sections 424(e) and 424(f) of the Code, then the exercise price per share shall in no instance be less than one hundred percent (110%) of the Fair Market Value per share of Common Stock at the time the Incentive Stock Option is granted, and no Incentive Stock Option shall be exercisable by such Participant after the expiration of five years from the date it is granted.

(iii) Value of Shares. The aggregate Fair Market Value (determined at the date of grant) of the Incentive Stock Options exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or any other limit imposed by the Code.

(iv) Transfer of Incentive Stock Option Shares. Upon exercise of an Incentive Stock Option, Participant agrees that he or she will notify the Company within fifteen (15) days after the date of any disposition of Common Stock issued upon exercise of such Option that occurs within two (2) years after the date of grant of the Option or within one (1) year after such Common Stock is transferred upon exercise of the Option. The Company may require that certificates evidencing shares of Common Stock purchased upon exercise of an Incentive Stock Option be endorsed with a legend in substantially the following form:

The shares evidenced by this certificate may not be sold or transferred prior to                                          in the absence of a written statement from Saul Centers, Inc. to the effect that the Company is aware of the fact of such sale or transfer.

The blank contained in such legend shall be filled in with the date that is the later of (i) one (1) year and one (1) day after the date of exercise of such Incentive Stock Option or (ii) two (2) years and one (1) day after the date of grant of such Incentive Stock Option. Upon delivery to the Company, at its principal executive office, of a written statement to the effect that such shares have been sold or transferred prior to such date, the Company does hereby agree to promptly deliver to the transfer agent for such shares a written statement to the effect that the Company is aware of the fact of such sale or transfer. The Company may also require the inclusion of any additional legend which may be necessary or appropriate.

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SECTION 7. TREATMENT OF OPTIONS UPON TERMINATION.

(a) Termination due to Disability or Death. Except as otherwise determined by the Committee in its sole discretion and set forth in the relevant grant agreement, upon termination of the Participant’s Continuous Service by reason of Disability or death, such Participant’s Options shall become or remain fully vested and shall be exercisable by such Participant (or, in the case of death, by his or her estate) for not later than the earlier of one year after the termination date or the expiration of the term of the Options.

(b) Termination Other than For Cause. Except as otherwise determined by the Committee in its sole discretion and set forth in the relevant grant agreement, upon termination of the Participant’s Continuous Service for any reason other than for Cause (as defined in Section 7(c)), Disability or death, such Participant’s Options (to the extent vested before such termination) may be exercised by such Participant during the ninety-day period commencing on the date of termination, but not later than the expiration of the term of the Options. If a Participant dies during such ninety-day period, his or her estate may exercise the Options (to the extent such Options were vested and exercisable before death), but not later than the earlier of one year after the date of death or the expiration of the term of the Options.

(c) Termination for Cause. Upon termination of a Participant’s Continuous Service for Cause, the Participant’s right to exercise his or her Options shall terminate immediately and without notice. For purposes of this provision, Cause shall mean:

(i) The commission of an action against or in derogation of the interests of the Company or an Affiliate which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law;

(ii) A material breach of any material duty or obligation imposed upon the Participant by the Company or an Affiliate;

(iii) Divulging the Company or an Affiliate’s confidential information; or

(iv) The performance of any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company or an Affiliate so as to constitute substantial cause for termination.

Notwithstanding the foregoing, if a Participant performs services for the Company or an Affiliate pursuant to a written agreement and such agreement defines “cause” for purposes of the Company or Affiliate’s right to terminate such agreement for “cause,” then such definition of “cause” set forth in the agreement shall apply for purposes of the Plan.

SECTION 8. ADJUSTMENT PROVISIONS.

In the event of a recapitalization, reclassification or combination of shares, stock split, stock dividend, merger, sale of assets or similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for issuance under the Plan, (b) the number and class of shares or other securities that are subject to outstanding Options and/or Stock Awards, and (c) the appropriate Fair Market Value and other price determinations applicable to Options and/or Stock Awards. The Committee shall make all determinations under this Section 8, and all such determinations shall be conclusive and binding.

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The existence of outstanding Options and/or Stock Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

SECTION 9. EFFECTIVE DATE AND TERM OF PLAN.

The Plan is effective upon adoption by the Board, subject to approval within twelve (12) months by the stockholders holding of a majority of the shares of entitled to vote thereon. Unless and until the Plan has been approved the stockholders of the Company, no Option may be exercised, no Stock Award may be granted, and no shares of Common Stock may be issued under the Plan. In the event that the stockholders of the Company do not approve the Plan within such twelve (12) month period, the Plan and any previously granted Option shall terminate. Unless previously terminated, the Plan will terminate ten (10) years after the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders, except that Options and/or Stock Awards that are granted under the Plan before its termination will continue to be administered under the terms of the Plan until the Options terminate or are exercised or the Stock Awards terminate or fully vest and are settled.

SECTION 10. CHANGE IN CONTROL.

(a) Effect of a Change in Control. Except as otherwise determined by the Committee in its sole discretion, and set forth in the relevant grant agreement, in the event of a Change in Control, all outstanding Options shall fully vest in each Participant. The Committee, in its discretion, may also provide in any Option agreement for adjustment of certain terms of such Option upon the occurrence of a Change in Control.

(b) Definition of Change in Control. “Change in Control” shall mean the occurrence of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (II) any acquisition by the Company, B. Francis Saul II, members of the Company’s management, or any combination thereof, (III) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (IV) any acquisition by any Person pursuant to a transaction which complies with subsections 10(b)(iii)(A), (B) and (C) of the Plan, (V) any acquisition by the Saul Organization as a result of a conversion by the Saul Organization of all or any portion of its Operating Partnership Units to shares of Common Stock, (VI) any acquisition by affiliates of the Saul Organization, or (VII) any acquisition pursuant to a transaction described in Section 10(b)(v) of the Plan.

(ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to

Annex A

as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 10, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election, by the Company’s shareholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual was a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board;

(iii) The approval by shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction;

(iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(v) Notwithstanding the preceding, a Change in Control will not result from a (A) transfer of the Outstanding Common Stock by a person who is the beneficial owner, directly or indirectly, of 20% or more of the outstanding Common Stock of the Company (a “Twenty Percent Owner”) to (I) a member of such Twenty Percent Owner’s immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) either during such Twenty Percent Owner’s lifetime or by will or the laws of descent and distribution; (II) any trust to which the Twenty Percent Owner or a member of his immediate family (within the meaning of Rule 16(a)-1(e) of the Exchange Act) is the beneficiary; (III) any trust to which the Twenty Percent Owner is the settlor with sole power to revoke; (IV) any charitable trust, foundation or corporation under Section 501(c)(3) of the Code which is funded by the Twenty Percent Owner.

Annex A

(vi) Notwithstanding the preceding, a Change in Control will not result from (A) the pledge of the Operation Partnership Units held by the Saul Organization or (B) the foreclosure on such Operating Partnership Units by a creditor of the Saul Organization if the creditor does not convert the Operating Partnership Units to shares of Common Stock of the Company.

(c) Cancellation of Options upon Merger. If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised Options remain outstanding under the Plan, unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with the appropriate adjustments as to the number and kind of shares and prices, then all outstanding Options shall be cancelled as of the effective date of any such merger, consolidation or sale provided that (i) notice of such cancellation shall be given to each Participant and (ii) each Participant shall have the right to exercise such Option in full (without regard to vesting or other limitations on exercise imposed on such Option) during the thirty day period preceding the effective date of such merger, consolidation, liquidation, or sale (the “Corporate Event”). Notwithstanding the foregoing, if no provisions are made for the continuance, assumption or substitution of Options and if exercise of any then-outstanding Options during the thirty day period preceding the effective date of the Corporate Event would not be in conformity with all applicable federal securities laws, the Participant will be paid a cash amount equal to the difference between the Fair Market Value of the shares of Common Stock subject to the Option as of the Corporate Event and the exercise price of the Option, or if in the opinion of counsel to the Company the immediate exercisability of such Options (or cash payment), when taken into consideration with all other “parachute payments” within the meaning of Section 280G of the Code, would result in an “excess parachute payment” as defined in such section of the Code, such Option shall not become immediately exercisable and shall be cancelled as of the effective date of the Corporate Event, except and to the extent that the Committee in its discretion shall otherwise determine.

SECTION 11. GENERAL PROVISIONS.

(a) Employment. Nothing in the Plan or in any related instrument shall confer upon any Participant any right to continue in the employ of the Company or an Affiliate, to continue service as a director or consultant for the Company or an Affiliate, or shall affect the right of the Company or an Affiliate to terminate the employment or services of any Participant with or without cause.

(b) Legality of Issuance of Shares. No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges or quotation systems on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued pursuant to a Stock Award or the exercise of an Option may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters. The Company may, but shall in no event be obligated to, register any securities covered by this Plan pursuant to the Securities Act of 1933, as amended.

Annex A

(c) Ownership of Common Stock Allocated to Plan. No Participant (individually or as a member of a group), and no beneficiary or other person claiming under or through such Participant, shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Option, except as to shares of Common Stock, if any, as shall have been issued to such Participant or beneficiary.

(d) Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.

(e) Withholding of Taxes. The Company or Affiliate shall withhold, or allow a Participant to remit to the Company or Affiliate, any federal, state or local taxes required by law to be withheld with respect to any event giving rise to tax liability with respect to an Option or Stock Award. In order to satisfy all or any portion of such tax liability, a Participant may elect (i) to surrender Common Stock previously acquired by the Participant, (ii) to have the Company withhold Common Stock that would otherwise have been issued to the Participant pursuant to the exercise of an Option, provided that the number of shares of such withheld or surrendered Common Stock shall not be greater than the amount that is necessary to satisfy the minimum withholding obligation of the Company that arises with respect to the Option, (iii) have funds withheld from payments of wages, salary or other cash compensation due the Participant or (iv) pay the Company or Affiliate in cash. Notwithstanding the preceding sentence, the Committee may adopt a default rule with respect to the payment of taxes described in this section, in which case the Participant shall have no election right with respect to the form of the payment.

(f) Transferability of Awards. Except as otherwise determined by the Committee in its sole discretion, and set forth in the relevant grant agreement, Options and Stock Awards shall be nonassignable and nontransferable by the Participant other than by will or the laws of descent and distribution. During a Participant’s lifetime, Options shall be exercisable only by the Participant or the Participant’s agent, attorney-in-fact or guardian, or by a transferee permitted by the relevant grant agreement. Incentive Stock Options shall be nonassignable and nontransferable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s agent, attorney-in-fact or guardian.

(g) Compliance with Securities Laws. The Committee may require that a Participant, as a condition to exercise of an Option or the grant or settlement of a Stock Award, execute and deliver to the Company a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such person’s own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act of 1933, which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act of 1933, but in claiming such exemption the Participant shall, before any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto.

SECTION 12. AMENDMENT OR DISCONTINUANCE OF THE PLAN.

The Board may amend or terminate the Plan from time to time; provided, however, that with respect to any amendment that (i) increases the aggregate number of shares of Common Stock that may be issued under the Plan, (ii) changes the class of employees eligible to receive Incentive Stock Options or

Annex A

(iii) stockholder approval is required by the terms of any applicable law, regulation, or rule, including, without limitation, any rule of New York Stock Exchange, or any national securities exchange or automated quotation system on which the Common Stock is publicly traded or quoted, each such amendment shall be subject to the approval of the stockholders of the Company within twelve (12) months of the date such amendment is adopted by the Board. Except as specifically permitted by a provision of the Plan, the applicable Option agreement or Stock Award agreement, or as required to comply with applicable law, regulation or rule, no amendment to the Plan or an Option or Stock Award agreement shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option or Stock Award outstanding at the time such amendment is made; provided, however, that an amendment that may cause an Incentive Stock Option to become a Nonqualified Stock Option, and any amendment that is required to comply with the rules applicable to Incentive Stock Options, shall not be treated as adversely affecting the rights of the Participant.

7501 Wisconsin Avenue, Suite 1500

Bethesda, Maryland 20814-6522

The Annual Meeting of Shareholders

will be held at 11:00 a.m., local time,

on April 25, 2008, at the

Hyatt Regency Bethesda,

One Bethesda Metro Center,

Bethesda, MD

(at the southwest corner of

the Wisconsin Avenue and

Old Georgetown Road

intersection, adjacent to the Bethesda

Metro Stop on the Metro Red Line.)

SAUL CENTERS, INC.

A Proxy for Annual Meeting of Stockholders

April 25, 2008

This Proxy is solicited by the Board of Directors

The undersigned hereby appoints B. Francis Saul II and B. Francis Saul III, and each of them, as proxies, with full power of substitution in each, to vote all shares of the common stock of Saul Centers, Inc. (the “Company”) which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on

April 25, 2008 at 11:00 a.m. local time, and at any adjournment thereof, on all matters set forth in the Notice of Meeting and Proxy Statement, dated March 24, 2008, a copy of which has been received by the undersigned as follows:

This Proxy will be voted as directed or, if no directions

given, will be voted “for” the matters stated.

(Continued, and to be marked, dated and signed, on the other side)

PROXY

This Proxy will be voted as directed, or if no direction is indicated, will be voted “FOR” the proposals. This Proxy is solicited on behalf of the Board of Directors.

Please mark your votes like this X

1. Election of four directors to serve until the annual meeting of stockholders in 2011:
(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)
1 – B. Francis Saul II	2 – John E. Chapoton
3 – James W. Symington	4 – John R. Whitmore

☐ FOR	☐ WITHHOLD AUTHORITY

2. Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To approve the Amendments to the Company’s 2004 Stock Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                Signature                Date

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.